Exhibit 99.1

Syra Health Appoints Healthcare Executive and Former U.S. Marine Gregory R. Alexander as Chief Executive Officer to Drive Growth

Proven C-Suite Leader with Track Record of Scaling Healthcare Organizations Joins Syra Health to Accelerate Market Expansion and Industry Impact

Carmel, Ind., December 18, 2025 / PRNewswire – Syra Health Corp. (OTCQB: SYRA) (“Syra Health” or the “Company”), a healthcare solutions company dedicated to powering better health outcomes through prevention-focused, accessible, and affordable solutions, announced today the appointment of Gregory R. Alexander as Chief Executive Officer, effective January 5, 2026.

Alexander’s career has been defined by consistently driving growth and exceeding financial targets. A C-suite executive with more than two decades of P&L experience, he has led high-impact growth initiatives, directed operational excellence, and spearheaded strategic change across managed care, population health, and healthcare technology organizations. His leadership approach was shaped through service in the United States Marine Corps, where he served as Battalion Communications Officer and completed multiple tours of duty.

“After an extensive national search, we are pleased to welcome Greg to drive the Company’s growth,” said Dr. Avutu Reddy, speaking on behalf of the Syra Health Board of Directors. “Greg’s exceptional track record includes expanding markets, tripling sales, and achieving #1 industry rankings at billion-dollar healthcare organizations. We believe his deep expertise in Medicare, Medicaid, and population health, combined with the discipline he developed as a U.S. Marine Corps officer, positions him to accelerate our growth strategy and deliver meaningful value for shareholders, clients, and the communities we serve.”

As Syra Health’s population health solutions continue to achieve strong year-over-year growth, Alexander brings extensive experience in Medicare Advantage and Medicaid markets, where Syra’s customers operate, along with deep expertise in population health services, having overseen operations with revenues ranging from $45 million to $1.5 billion.

Most recently, Alexander served as Senior Vice President of Commercial at Ellipsis Health, a voice AI company serving the healthcare and life sciences industries. Prior to that, as Chief Growth Officer at CitizensRx, a $500 million pharmacy benefits manager, Alexander implemented a targeted growth strategy and tripled sales while judiciously managing budgets. At Lumeris, a $1.5 billion population health company, he expanded operations from three to 11 markets while growing Medicare Advantage membership by over 20% annually.

“I’m honored to join Syra Health at this key moment in the company’s growth trajectory. The company’s commitment to delivering customizable solutions that are affordable, accessible, and prevention-focused aligns perfectly with my passion for improving outcomes and creating value across the healthcare ecosystem,” said Alexander. “I’m excited to work with the talented team, board, and partners to accelerate growth, expand our market presence, and deliver even greater value for our customers, shareholders, and the communities we serve.”

As a Carmel, Indiana-based company, Syra Health is proud to welcome a long-time Carmel resident who knows the community and appreciates Syra’s commitment to Indiana. Alexander has led major healthcare initiatives throughout Indiana, including serving as Market President at Evolent Health, supporting Indiana University Health System’s $600 million health plan with 185,000 members, and as Executive Director launching WellCare’s Medicare Advantage business in Indiana.

Alexander holds a Bachelor of Arts in History from Virginia Tech and serves on the Hamilton County Hospital Association Board.

About Syra Health

Syra Health is a healthcare solutions company serving public and private healthcare organizations with innovative solutions that positively impact entire populations. We specialize in healthcare prevention, expanding access, and delivering affordable solutions. Our healthcare analytics capabilities provide proactive, actionable insights and data-driven intelligence, and our HIPAA-compliant and fully accessible digital health solutions enable measurable health outcomes in highly regulated healthcare environments. Through training and education, we help healthcare organizations reduce costs and deliver consistent, high-quality care.

Discover our healthcare solutions at www.syrahealth.com and follow the Company on LinkedIn.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include but are not limited to, statements relating to the expected use of proceeds, the Company’s operations and business strategy, and the Company’s expected financial results. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to substantial risks, uncertainty, and changes in circumstances. Investors should read the risk factors set forth in our Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact

Christine Drury

IR/PR

Syra Health

463-345-5180

christined@syrahealth.com